Ref No: BRICEM/KLYDON/08/2021

Contract for the Purchase [redacted] of Enriched Mo-100

Introduction

Whereas;

Beijing BRICEM Science and Technology Co. Ltd of the People's Republic of China ("**BRICEM**") with address - *Jiu Ke Shu No 145, Tong Zhou District, Beijing 101149, China*

And

Klydon (Pty) Ltd of South Africa ("***KLYDON***") with address – Building 46, CSIR, Meiring Naude Street, Pretoria, South Africa

Have already agreed to cooperate in the Marketing of Medical Isotopes.

Under this Contractual Agreement, **BRICEM** to agree to [redacted] of Mo-100 enriche [redacted] Mo-100 from **KLYDON.**

The Mo-100 will be used in the production of Tecnetium-99m (Tc-99m), a medical isotope used in SPECT Scans and of which there is a global shortage due to the Canadian Nuclear Reactor being shut down by the Canadian government in 2017.

A Cyclotron can produce either:

(i) Tc-99m directly from Mo-100 and this method is used where the clinic or hospital is within 4 hours delivery time of the Cyclotron Site (Tc-99m has a half-life of 6.6 hours). It requires only a small Cyclotron of 16-18 MeV.

or

(ii) Mo-99 from a 70 MeV Cyclotron which is supplied with Mo-100. This method can be used where the clinic or hospital is within about 50 hours delivery time of the Cyclotron because Mo-99 has a half-life of 66 hours, and decays to Tc-99m.

KLYDON owns the advanced technology (Aerodynamic Separation Process "**ASP**") and the intellectual property, for the production of stable, enriched isotopes and [redacted] production plant in South Africa, whilst operating within IAEA guidelines.

Intent

BRICEM and KLYDON ("the Parties") intend to act together on a mutually exclusive basis, and agree as follows:

KLYDON will Supply enriched Mo-100 to BRICEM for distribution in China, Asia and North America.

BRICEM will purchas [redacted] of enriched Molybdenum-100 (Mo-100) per annum from KLYDON.

Responsibilities of each Party

BRICEM and Klydon ("the Parties") intend to act together on a mutually exclusive basis, and agree as follows:

(a) BRICEM
To purchase [redacted] of enriched Molybdenum-100 (Mo-100) per annum from KLYDON.

(b) KLYDON

[redacted]

KLYDON will Supply enriched [redacted] to BRICEM of the specification detailed below (see Paragraph 6).

Quality and Price

(a) The Isotope Production Plant in South Africa will have [redacted] The product will be enriched in the Mo-100 [redacted]

(b) The quality of the Mo-100 supplied by KLYDON to BRICEM will meet international quality standards including those of the Federal Drug Agency of the USA for medical isotopes.

(c) The price of the Mo-100 [redacted] sold to Bricem will be [redacted]

A CIF Beijing price [redacted]

(d) Delivery of isotopes to BRICEM's offices will be made by international courier (DHL or FEDEX) and at the rate of [redacted]

(e) Production [redacted]

Confidentiality

The Parties undertake to keep all information and/or documentation exchanged in respect of their business or activities or any possible projects confidential.

Duration of this Agreement

The agreement will have a duration [redacted]

Legal Document

This Contract will form a legal agreement between BRICEM and KLYDON in accordance with the Laws of China.

Coming into Force

This Agreement comes into force on the date of the last signature of this Agreement.

Arbitration

[redacted]

Force Majeure

(a) Should either party be prevented from execution the present contract due to the case of Force Majeure such as war, serious fire, flood, typhoon, earthquake, strikes and other cases which will be recognised according to international practice as being assessed as Force Majeure. The time for implementing the resent contract shall be extended by a period equivalent to the effect of the occurrences.

[redacted]

(b) The prevented party shall inform the other party as soon as possible by e-mail and air-mail by registered letter, with a certificate issued by competent authorities concerned within 14 (fourteen) days of the occurrence of Force Majeure for examination and confirmation of the other party.

(c) The prevented party shall inform the other party as soon as possible by e-mail of the termination or elimination of the case of Force Majeure and confirm with a registered air-mail letter.

Amendments, Communication & Assignment

(a) All amendments, supplements and alterations to the terms and conditions of this Contract, shall be made in written form, signed by the authorised representatives of each party upon the agreement reached between the Parties through consultation. They shall form integral parts of the present contract and have the same force as the Contract itself.

(b) All communications between the Parties in the course of implementation of the present Contract shall be made in English. Important matters shall be made in writing form in two copies and sent by registered mail and e-mail to the Administration Addresses of the Parties details ibn the Introduction to this agreement.

(c) No party shall make and assignments, accession or transfer of any right or obligation arising under the present contract to a third party without the previous consent of the other party.

Compliance

Each Party will comply with all laws and treaties that apply to its activities in connection with the developments of projects.

Recordal & Signature

This Contract is signed in the spirit of cooperation and cordial friendship between BRICEM and KLYDON.

On behalf of BRICEM Ltd.

北京博瑞赛科技有限责任公司
BEIJING BRICEM SCIENCE AND TECHNOLOGY COMPANY LTD.

[redacted]

Date: 2021. 8. 12

公司
NCE
LTD.

On behalf of KLYDON (Pty) Ltd

[redacted]

Date: 2021/08/12

(Hendrik Strydom) Chief Executive Director

Liao